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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15 (d)
                    of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): June 27, 1997
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Commission File Number:   0-26508
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                             PURETEC CORPORATION
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            (Exact name of Registrant as specified in its charter)


           DELAWARE                                             22-3376449
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(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                              Identification No.)


              65 Railroad Avenue,  Ridgefield, New Jersey  07657
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                   (Address of principal executive offices)


Registrant's telephone number, including area code: (201)941-6550
                                                    -------------


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Item 5.  Other Events

         On June 27, 1997 PureTec Corporation ("PureTec") completed a private offer for most of the common stock of Plastic Specialties and Technologies, Inc., its principal operating subsidiary ("PS&T"), not owned by the Company in exchange for new unregistered shares of PureTec common stock that were privately placed by PureTec.

         Prior to the completion of the private exchange offer, the Company indirectly owned 82.7% of the outstanding PS&T common stock. The private exchange offer, which expired at the close of business on June 18, 1997, was made only to accredited investors who beneficially owned 1,000 or more shares of PS&T common stock. PureTec's wholly owned subsidiary, Ozite Corporation ("Ozite"), offered to exchange two new unregistered shares of PureTec common stock for each share of PS&T common stock validly tendered for exchange. 1,117,515 shares, or 13.4% of the PS&T common stock outstanding were accepted for exchange by Ozite in the private exchange offer. After giving effect to the transaction, the Company owns approximately 96.1% of the outstanding PS&T common stock and the total number of PureTec common stock outstanding has increased by 2,235,030 shares, or 7.7%, to 31,240,866 million shares. PureTec has agreed to file a registration statement under the Securities Act of 1933 with respect to the PureTec common stock issued in connection with the private exchange offer within 120 days of the expiration date of the private exchange offer.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   PURETEC CORPORATION


                                   By:   /s/ Thomas V. Gilboy
                                      ------------------------------------------
                                   Thomas V. Gilboy
                                   Chief Financial Officer and Vice President


Dated: June 30, 1997